2Q22 Supplemental Slides1 John McCallion Chief Financial Officer Exhibit 99.3 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

2 Table of contents Topic Page No. Net income (loss) to adjusted earnings 3 Adjusted earnings, ex. total notable items, by segment 4 Variable investment income (VII) 5 Direct expense ratio 7 Cash & capital 8 Long Duration Targeted Improvements (LDTI) 9 Appendix 10

3 Net income (loss) to adjusted earnings 2Q22 (post-tax) $ in millions $ per share1 Net Income (Loss) $103 $0.13 Less: Net Investment Gains (Losses) (541) (0.66) Net Derivative Gains (Losses) (944) (1.16) Investment Hedge Adjustments (183) (0.22) Other 145 0.18 Adjusted Earnings $1,626 $2.00 Less Notable Items: Reinsurance Settlement2 77 0.09 Adjusted Earnings ex. Total Notable Items $1,549 $1.90 1 The per share data for each item is calculated on a standalone basis and may not sum to the total. 2 Included under the notable item of actuarial assumption review and other insurance adjustments.

4 ($ in millions - post-tax) 2Q22 2Q21 % Change % Change (Constant Rate) Key Drivers1 Favorable Unfavorable Group Benefits $400 $248 61% Underwriting Margins; Volume Growth Retirement and Income Solutions 388 654 (41%) Volume Growth Investment Margins U.S. 788 902 (13%) Asia 386 520 (26%) (22%) Volume Growth Investment Margins; Underwriting Margins Latin America 267 97 175% 222% Underwriting Margins; Investment Margins; Volume Growth EMEA 64 94 (32%) (16%) Underwriting Margins Equity Markets MetLife Holdings 287 536 (46%) Investment Margins; Equity Markets; Underwriting Margins Corporate & Other (243) (126) Expenses; Taxes; Investment Margins Adjusted Earnings ex. Total Notable Items $1,549 $2,023 (23%) (21%) Adjusted EPS ex. Total Notable Items $1.90 $2.30 (17%) (15%) Adjusted earnings, ex. total notable items, by segment 1 To be discussed on MetLife, Inc.'s second quarter 2022 earnings conference call and audio webcast.

5 $1,202 $1,789 $1,269 $1,185 $389 2Q21 3Q21 4Q21 1Q22 2Q22 2Q22 VII driven by private equity returns1 ($ in millions - pre-tax) Private Equity Other 1 Quarterly VII range of $450 million - $500 million, based on full year 2022 guidance range of $1.8 - $2.0 billion.

6 ($ in millions - post-tax1) 2Q21 3Q21 4Q21 1Q22 2Q22 Group Benefits $14 $17 $17 $12 $7 Retirement and Income Solutions 351 449 324 277 75 U.S. 365 466 341 289 82 Asia 218 373 307 288 101 Latin America 22 22 17 16 16 EMEA — — — — — MetLife Holdings 301 487 266 208 85 Corporate & Other 44 65 72 135 23 Total Variable Investment Income $950 $1,413 $1,003 $936 $307 1 Assumes a 21% U.S. statutory tax rate. VII by segment

7 11.4% 11.1% 12.9% 11.7% 11.9% 2Q21 3Q21 4Q21 1Q22 2Q22 1 Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers (PRT). 12.3% Target 2Q22 direct expense ratio1 of 11.9%, below 12.3% target

8 Holding Company Cash1 $6.5 $5.1 $5.4 $4.2 $4.5 2Q21 3Q21 4Q21 1Q22 2Q22 Cash & capital 1 Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. 2 Includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company for both periods. 3 Solvency ratio of MetLife's insurance subsidiary in Japan, which is calculated quarterly and does not reflect conditions and factors occurring after March 31, 2022. $3.0B to $4.0B Cash Buffer Capital • Share repurchases of $1.1 billion in 2Q22 • Expected total U.S. Statutory Adjusted Capital2 of $19.1 billion at 6/30/22, up 2% sequentially • Japan Solvency Margin ratio3 of 764% at 3/31/22 ($ in billions)

9 LDTI1: Expected initial transition balances ($ in billions (post-tax) - except per share data2) Balance at December 31, 2020 Expected Initial Transition Balance7 Key Drivers Total Equity3 excluding AOCI4 other than FCTA5 $48.4 $42.9 - $43.9 • Market risk benefit adjustment AOCI excluding FCTA $21.9 $3.4 - $4.9 • Revalued at current rates • Significant reduction in shadow balances Total Equity3 $70.3 $46.3 - $48.8 Book Value per Share6, excluding AOCI other than FCTA - Adjusted $54.18 $48.02 - $49.14 AOCI excluding FCTA $24.49 $3.77 - $5.45 Book Value per Share6 - GAAP $78.67 $51.79 - $54.59 1 U.S. GAAP targeted improvements for long-duration insurance contracts. 2 Calculated using results in millions divided by reported common shares outstanding of 892.9 million. 3 MetLife, Inc.'s common stockholders' equity. 4Accumulated other comprehensive income (AOCI). 5 Foreign currency translation adjustments (FCTA). 6 Book Value per Common Share. 7 As of January 1, 2021.

Appendix

11 Group Benefits underwriting impacted by COVID-19 mortality 1 Results are derived from insurance and non-administrative services-only contracts. 2 Excludes certain experience-rated contracts and includes accidental death and dismemberment. 3 COVID-19 reported deaths. 4 Includes an IBNR release related to 1Q22 COVID-19 claims of roughly 1.5 points benefit to the mortality ratio or approximately $25 million benefit to adjusted earnings. Group Benefits Adjusted Earnings 94.3% 106.2% 106.3% 103.8% 85.8% Ratio (as reported) Ratio ex. COVID-19 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 85.0% 90.0% 95.0% 100.0% 105.0% 110.0% Group Life Mortality Ratio1,2 2Q22 Highlights COVID-19 Impact to Adjusted Earnings (~$75M) (~$290M) (~$300M) $248M $111M $20M COVID-19 Impact on Ratio3 85-90% target range ~5 pts • Modest COVID-19 life claims • IBNR release on 1Q'22 COVID-19 Life claims benefited ratio by ~1.5 points • Significant decline in total COVID-19 deaths and under age 65 relative to 1Q'22 ~18 pts ~18 pts $112M (~$230M) ~14 pts $400M (~$10M)4 ~1 pt4

12 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, which contain words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” and “would,” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it has no obligation to correct or update any of these statements.

13 Explanatory Note on Non-GAAP and Other Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) net income (loss); (i) net income (loss) available to MetLife, Inc.’s common shareholders; (ii) net income (loss) per share; (ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (iii) adjusted earnings; (iii) adjusted earnings available to common shareholders; (iv) adjusted earnings per share; (iv) adjusted earnings available to common shareholders per diluted common share; (v) book value per share; and (v) book value per common share; and (vi) book value per share, excluding AOCI other than FCTA. (vi) book value per common share, excluding AOCI other than FCTA. In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.

14 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Non-GAAP financial measures: Comparable GAAP financial measures: (i) adjusted premiums, fees and other revenues; (i) premiums, fees and other revenues; (ii) adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT); (ii) premiums, fees and other revenues; (iii) adjusted capitalization of deferred policy acquisition costs (DAC); (iii) capitalization of DAC; (iv) adjusted earnings available to common shareholders; (iv) net income (loss) available to MetLife, Inc.’s common shareholders; (v) adjusted earnings available to common shareholders, excluding total notable items; (v) net income (loss) available to MetLife, Inc.’s common shareholders; (vi) adjusted earnings available to common shareholders per diluted common share; (vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (vii) adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; (vii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (viii) total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; (viii) total MetLife, Inc.’s stockholders’ equity; (ix) book value per common share, excluding AOCI other than FCTA; (ix) book value per common share; (x) adjusted other expenses; (x) other expenses; (xi) adjusted other expenses, net of adjusted capitalization of DAC; (xi) other expenses, net of capitalization of DAC; (xii) adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses; (xii) other expenses, net of capitalization of DAC; (xiii) adjusted expense ratio; (xiii) expense ratio; (xiv) adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT; (xiv) expense ratio; (xv) direct expenses; (xv) other expenses; (xvi) direct expenses, excluding total notable items related to direct expenses; (xvi) other expenses; (xvii) direct expense ratio; and (xvii) expense ratio; and (xviii) direct expense ratio, excluding total notable items related to direct expenses and PRT. (xviii) expense ratio.

15 Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s quarterly financial supplement and earnings news release, which are available at www.metlife.com. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders on a constant currency basis; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders on a constant currency basis per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share. These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted revenues and adjusted expenses These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non- core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP (Divested businesses). Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments. Explanatory Note on Non-GAAP and Other Financial Information (Continued)

16 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues: • Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees); • Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder- directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and • Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees). The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses: • Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) changes in the policyholder dividend obligation related to NIGL and NDGL, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments); • Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities; • Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments; • Amortization of negative VOBA excludes amounts related to Market value adjustments; • Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and • Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Return on equity and related measures • Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax. Expense ratio, direct expense ratio, adjusted expense ratio and related measures • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.

17 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Statistical sales information: • U.S.: ◦ Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. ◦ Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate- owned life insurance. • Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results and outlook: • Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	2Q22	2Q22 Earnings Per Weighted Average Common Share Diluted[1]	2Q21	2Q21 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 103	$ 0.13	$ 3,366	$ 3.83
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:				
Less: Net investment gains (losses)	(685)	(0.84)	1,605	1.82
Less: Net derivative gains (losses)	(1,195)	(1.47)	421	0.48
Less: Other adjustments to net income (loss)	(253)	(0.31)	(247)	(0.27)
Less: Provision for income tax (expense) benefit	616	0.76	(491)	(0.55)
Less: Income (loss) from discontinued operations, net of income tax	—	—	—	—
Add: Net income (loss) attributable to noncontrolling interests	6	0.01	5	0.01
Add: Preferred stock redemption premium	—	—	6	0.01
Adjusted earnings available to common shareholders	1,626	2.00	2,089	2.37
Less: Total notable items	77	0.09	66	0.08
Adjusted earnings available to common shareholders, excluding total notable items	$ 1,549	$ 1.90	$ 2,023	$ 2.30
Adjusted earnings available to common shareholders on a constant currency basis	$ 1,626	$ 2.00	$ 2,035	$ 2.31
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 1,549	$ 1.90	$ 1,969	$ 2.24
Weighted average common shares outstanding - diluted		814.5		879.7

MetLife

[1]Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

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Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

2Q22

(In millions)	U.S.[1]	Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 788	$ 400	$ 388	$ 386	$ 267	$ 64	$ 364	$ (243)
Less: Total notable items	—	—	—	—	—	—	77	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 788	$ 400	$ 388	$ 386	$ 267	$ 64	$ 287	$ (243)
Adjusted earnings available to common shareholders on a constant currency basis				$ 386	$ 267	$ 64		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis				$ 386	$ 267	$ 64		

2Q21

(In millions)	U.S.[1]	Group Benefits[1]	Retirement & Income Solutions[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 902	$ 248	$ 654	$ 520	$ 97	$ 94	$ 536	$ (60)
Less: Total notable items	—	—	—	—	—	—	—	66
Adjusted earnings available to common shareholders, excluding total notable items	$ 902	$ 248	$ 654	$ 520	$ 97	$ 94	$ 536	$ (126)
Adjusted earnings available to common shareholders on a constant currency basis				$ 498	$ 83	$ 76		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis				$ 498	$ 83	$ 76		

MetLife

[1]*Results on a constant currency basis are not included as constant currency impact is not significant.*

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Expense Detail and Ratios

(In millions, except ratio data)

	2Q21	3Q21	4Q21	1Q22	2Q22
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC					
Capitalization of DAC	$ (642)	$ (635)	$ (666)	$ (650)	$ (622)
Less: Divested businesses	—	(15)	(15)	(11)	—
Adjusted capitalization of DAC	$ (642)	$ (620)	$ (651)	$ (639)	$ (622)
Reconciliation of Other Expenses to Adjusted Other Expenses					
Other expenses	$ 2,768	$ 2,869	$ 3,110	$ 2,917	$ 2,873
Less: Noncontrolling interests	(6)	(7)	(9)	(7)	(4)
Less: Regulatory implementation costs	6	—	1	—	2
Less: Acquisition, integration and other costs	4	2	(1)	7	13
Less: TSA fees	60	73	53	47	48
Less: Divested businesses	4	41	81	32	8
Adjusted other expenses	$ 2,700	$ 2,760	$ 2,985	$ 2,838	$ 2,806
Other Detail and Ratios					
Other expenses	$ 2,768	$ 2,869	$ 3,110	$ 2,917	$ 2,873
Capitalization of DAC	(642)	(635)	(666)	(650)	(622)
Other expenses, net of capitalization of DAC	$ 2,126	$ 2,234	$ 2,444	$ 2,267	$ 2,251
Premiums, fees and other revenues	$ 11,218	$ 11,639	$ 15,178	$ 12,849	$ 13,853
Expense ratio	19.0 %	19.2 %	16.1 %	17.6 %	16.2 %
Direct expenses	$ 1,188	$ 1,266	$ 1,483	$ 1,337	$ 1,341
Less: Total notable items related to direct expenses	(84)	—	—	—	—
Direct expenses, excluding total notable items related to direct expenses	$ 1,272	$ 1,266	$ 1,483	$ 1,337	$ 1,341
Adjusted other expenses	$ 2,700	$ 2,760	$ 2,985	$ 2,838	$ 2,806
Adjusted capitalization of DAC	(642)	(620)	(651)	(639)	(622)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,058	$ 2,140	$ 2,334	$ 2,199	$ 2,184
Less: Total notable items related to adjusted other expenses	(84)	—	—	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,142	$ 2,140	$ 2,334	$ 2,199	$ 2,184
Adjusted premiums, fees and other revenues	$ 11,122	$ 11,419	$ 15,010	$ 12,732	$ 13,794
Less: PRT	(14)	(24)	3,551	1,258	2,564
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,136	$ 11,443	$ 11,459	$ 11,474	$ 11,230
Direct expense ratio	10.7 %	11.1 %	9.9 %	10.5 %	9.7 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	11.4 %	11.1 %	12.9 %	11.7 %	11.9 %
Adjusted expense ratio	18.5 %	18.7 %	15.5 %	17.3 %	15.8 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.2 %	18.7 %	20.4 %	19.2 %	19.4 %

MetLife

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21 Premiums, Fees and Other Revenues 2Q21 3Q21 4Q21 1Q22 2Q22 Total Company - Premiums, Fees and Other Revenues (In millions) Premiums, fees and other revenues $ 11,218 $ 11,639 $ 15,178 $ 12,849 $ 13,853 Less: Unearned revenue adjustments 12 46 13 (8) (11) Less: GMIB fees 24 25 24 23 22 Less: TSA fees 60 73 53 47 48 Less: Divested businesses — 76 78 55 — Adjusted premiums, fees and other revenues $ 11,122 $ 11,419 $ 15,010 $ 12,732 $ 13,794

22 Equity and Book Value December 31, 2020 (In millions, except per share data) Equity Details Total MetLife, Inc.'s stockholders' equity $ 74,558 Less: Preferred stock 4,312 MetLife, Inc.'s common stockholders' equity 70,246 Less: Net unrealized investment gains (losses), net of income tax 23,730 Defined benefit plans adjustment, net of income tax (1,863) Total MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA $ 48,379 Book Value 1 Book value per common share $ 78.67 Less: Net unrealized investment gains (losses), net of income tax 26.58 Defined benefit plans adjustment, net of income tax (2.09) Book value per common share, excluding AOCI other than FCTA $ 54.18 Common shares outstanding, end of period 892.9 1Book values exclude $4,312 million of equity related to preferred stock at December 31, 2020 .

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